UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to Section 240.14a-12

FTAC ATHENA ACQUISITION CORP.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Information

This communication is being made in respect of the proposed business combination contemplated by that certain Business Combination Agreement, dated as of August 3, 2021, by and between FTAC Athena Acquisition Corp. (the “Company”), and Pico Quantitative Trading Holdings LLC (“Pico”). On September 16, 2021, the founder and co-CEO of Pico participated in an interview, the transcript of which is attached hereto. The materials are filed herewith pursuant to Rule 14a-12.

Additional Information About the Transactions and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the transactions contemplated by the Business Combination Agreement (the “Transactions”) and will mail a definitive proxy statement and other relevant documents to its shareholders. The Company’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with the Company’s solicitation of proxies for its extraordinary general meeting to be held to approve the Transactions, as these materials will contain important information about the Company, Pico and the Transactions. The definitive proxy statement will be mailed to shareholders of the Company as of a record date to be established for voting on the Transactions. Shareholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about the Company, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: FTAC Athena Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, Attn: Amanda Abrams.

Participants in Solicitation

The Company, Pico and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of the Company’s shareholders with respect to the approval of the Transactions. Information regarding the Company’s directors and officers and a description of their interests in the Company is contained in the Company’s final prospectus relating to its initial public offering, which was filed with the SEC on February 24, 2021. Additional information regarding the participants in the proxy solicitation, including Pico’s directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement for the Transactions when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to the Company as described above under “Additional Information About the Transactions and Where to Find It.”

In connection with the Transactions, at any time prior to the extraordinary general meeting to approve the Transactions, certain existing Company shareholders, which may include certain of the Company’s officers, directors and other affiliates, may enter into transactions with shareholders and other persons with respect to the Company’s securities to provide such investors or other persons with incentives in connection with the approval and consummation of the Transactions. While the exact nature of such incentives has not yet been determined, they might include, without limitation, arrangements to purchase shares from or sell shares to such investors and persons at nominal prices or prices other than fair market value. These shareholders will only effect such transactions when they are not then aware of any material nonpublic information regarding the Company, Pico or their respective securities.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", “could”, “continue”, "expect", "estimate", “may”, "plan", "outlook", “future” and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to the Company’s or Pico’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the timing of the Transactions; the business plans, objectives, expectations and intentions of the public company once the transaction is complete, and Pico’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on the Company’s or Pico’s management’s current expectations and beliefs, as applicable, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s or Pico’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the inability to complete the Transactions due to the failure to obtain approval of the shareholders of the Company or other conditions to closing in the Business Combination Agreement; (3) the ability of the public entity to meet Nasdaq’s listing standards following the Transactions; (4) the inability to complete the PIPE investment; (5) the risk that the proposed transaction disrupts current plans and operations of Pico as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and agents and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the business combination; (9) the possibility that Pico may be adversely affected by other economic, business, regulatory and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against the Company, Pico or any of their respective directors or officers, following the announcement of the potential transaction; and (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s final prospectus for its initial public offering, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and will also be provided in the Company’s proxy statement when available. New risks and uncertainties arise from time to time, and it is impossible for the Company or Pico to predict these events or how they may affect either party. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Pico undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute a solicitation of a proxy, an offer to sell or the solicitation of an offer to buy any securities.

Pico on Benzinga SPACs Attack

September 16, 2021

Mitch Hoch:

Pico, we're going to get into it here with the chairman and founder and CEO. I'm going to let Chris lead on this one. Like always Chris, do what you do best, unlock those SPACs.

Chris Katje:

All right, guys, super excited. Another exclusive interview here on SPACs Attack. Joining us on the show today, we have Jarrod Yuster, the chairman, founder and Co-CEO of Pico. That company is going public via SPAC merger with FTAC Athena Acquisition Corp, ticker FTAA. Jarrod, welcome to the show.

Jarrod Yuster:

Thank you, Chris and Mitch. It's a pleasure to be here today. Thanks so much.

Chris Katje:

Awesome. Well, Jarrod, let's dive into questions here. We are SPACs Attack, we like to talk about SPACs and de-SPACs as you just heard in all those great headlines today. So one of the first questions we always like to ask and especially relevant with you being the founder, the chairman and the co-CEO of Pico is why the decision to go public via SPAC and was the company also considering a traditional IPO?

Jarrod Yuster:

Certainly. So we've grown consistently over the past 11 years since inception. And I believe we're at another major inflection point. It's really a very exciting time here at Pico. And we're thrilled to partner with Betsy Cohen and the FinTech Acquisition Corp. So maybe just to give a little bit of history, we've grown, as I mentioned, consistently since inception and two years ago, we acquired a company called Corvil, which has been a significant success, great addition to our platform.

Jarrod Yuster:

And last year in the summer of 2020, we completed the integration and started seeing more opportunities for acquisitions to add to our platform. So coming into this year, we had a couple of opportunities in the M space. And the question was how to fund those opportunities, whether to look in the private markets for equity raise, or to look at debt, and then we have this opportunity, we were introduced to Betsy and her team, and it was a tremendous opportunity to partner with someone who you know quite well, who is a hall of famer for Benzinga’s SPAC hall of fame. She's got great expertise in financial services and financial services technology. She's done 13 SPACs and seven business combinations. So it was really more about the opportunity to partner with her. And then also the additional benefit of being able to not only talk about our past success, but to give forward looking projections as well.

Chris Katje:

Yeah. Awesome call out there. Yeah. We've had Betsy and Daniel both on SPACs Attack here. They have a great eye for these FinTech companies, right? So that's got to be some great validation for you and your team that they were interested in Pico, as you said, a member of our SPAC hall of fame here on SPACs Attack. So for viewers out there who don't know Pico, this company uses cloud data and analytics to support a big group of financial institutions. Can you talk and just give us a brief summary here of Pico before we dive into all the individual questions here?

Pico - Benzinga (Completed 09/16/21)	Page 1 of 6

Jarrod Yuster:

Yeah, sure. So, I'll give you a brief overview and then if it's worthwhile, I can talk about some of the really important macro trends that we're trying to solve for. So in summary, we are a leading provider of technology services for the financial markets community globally. We provide what we call mission critical markets infrastructure, electronic connectivity to global markets, and then we provide data. So we have the majority of the global exchange data feeds on our network. And then we provide analytics on top of that to provide insight. We have a global presence of 47 market centers and growing towards completeness to provide access to all liquid and electronic markets. And we have access to over 300 market venues across 26 countries. Additionally, we've attracted a marquee client base of over 400 clients, including 24 of the top 25 global banks, 36 exchanges, top electronic market makers, hedge funds, asset managers, retail brokers, as well as financial technology data and service providers.

Chris Katje:

Awesome. So yeah, some of those macro trends I'm seeing, one of the big sections mentioned in the presentation is regulatory overhead. We hear a lot about new regulations coming. How can a company like Pico really see growth from this regulatory overhead?

Jarrod Yuster:

Yeah. What we do is we try to simplify access to markets and we provide the underlying technology for large financial institutions to house their trading applications, get access to liquid electronic markets as well as data. So some of the really important trends that we've been seeing just to take you through, there's a continued ongoing electronification of markets across all asset classes, as well as global markets. So it started with equities over 15 years ago, and then with futures and options, and then FX. And now we're seeing electronification of fixed income markets as well. We're also seeing some of the smaller emerging markets, such as Mexico, Middle East, China, other markets becoming electronic, and our vision and strategy again, is to provide access in a seamless manner to these global electronic markets.

Jarrod Yuster:

The other important trend is what we call the need and requirement for global border-less trading and market access. Clients want more and more to access global markets from anywhere to anywhere. And our global financial services network, our financial services cloud, and the data distribution provides access to that. Then another important trend, banks and financial institutions are needing to modernize and what we call cloudify their aging IT systems. So IT strategies are shifting toward hybrid and multi-cloud with a focus on automation, data, analytics, and AI. And we we've seen this starting to play out across consumer finance and payment processing where cloud adoption has been prevalent. However, institutional finance and capital markets are substantially lagging behind as they try to transition the legacy markets infrastructure to upgrade, but also to be able to consume massive amounts of data.

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Chris Katje:

A couple more trends on that slide that really caught my eye where obviously the rise of FinTech, right, we've seen growth in FinTech companies. We've seen a lot of them go public, and then it also mentions the un-bundling of banks. Can you just talk a little bit about those two trends for us?

Jarrod Yuster:

Yeah, I mean, one of the bigger trends that I would say is clients want a trusted, globally comprehensive technology partner, but also a technology partner who understands their business, understands market structure, understands data as well as regulatory and compliance requirements and how to apply technology solutions. So our experienced leadership team consists of people who have run trading businesses, run data businesses for financial services and understands market structure, but also how to apply technology solutions to solve for regulatory and compliance requirements.

Chris Katje:

You mentioned a little bit on the customers for Pico, right? So over 400 customers, and obviously one of the big highlights is 24 of the top 25 banks. Anytime you can put that in your presentation that you have that many of the top of any sector, it's got to be a great win. Can you just highlight how long has Pico worked with some of these customers? Are these long term deals? And how is Pico able to really capture that strong of share amongst the top performers?

Jarrod Yuster:

Yeah, we've been very fortunate to have a marquee client base across these different client segments and specifically to work with some of the top global banks. We've been working with some of them for over eight years now and continue to add more products and services. So a big value that we bring in addition to providing engineering excellence, great technology, really important to have operational excellence, resilience, but also time to market in terms of delivering solutions.

Jarrod Yuster:

The market is changing so rapidly and to be able to provide solutions in a timely fashion, to be able to provision clients rapidly, there are things that we can do for these large institutions in weeks to months, that would take them a year, year and a half to accomplish. And the other thing is the ability to provide them more services globally, the geographic scope and what we're finding, which ties into our M&A strategy is our clients are steering us towards what technologies they want us to integrate onto our platform, and even to look to acquire, to have as part of our organization.

Chris Katje:

So one of the items with a company going public, right, is that now it's about growth, right? We've heard a lot about what Pico's done, which has been great, but I'm sure you got people out there that want to know what's ahead. So I want to turn to growth for a minute. So one of the items mentioned in the presentation is cross-selling, right? A cross-selling opportunity, which we hear a lot in the FinTech space. So it looks like right now, 47% of your customers use more than one product. What are Pico's plans on really growing this cross-selling opportunity to get more customers to use multiple products?

Jarrod Yuster:

Yeah. Great question. So firstly is to help them across asset classes. So the world is not only truly global, it is multi-asset class, as well as electronic. So helping our clients expand into other asset classes and use our services across asset class. We've seen a significant amount of growth over the last couple years in FX, and we're seeing that in fixed income as well. And then expanding geographically as well. We're in 47 market centers. That's up from 32 in 2018.

Pico - Benzinga (Completed 09/16/21)	Page 3 of 6

Jarrod Yuster:

We've made significant investments with infrastructure globally, but also connectivity, and then adding data feeds. So geographic expansion is a big part of our opportunities for cross-selling. And then just extending our product, either organically building internally or through acquisition as well. We did a partnership recently, strategic partnership with Intel. We are rolling out with our analytics platform, 100 gig real time data capture and artificial intelligence. It's extremely unique and differentiating and we're using Intel's isolate processor to roll it out. In addition, we're working with Intel on our financial services lab with several of our clients to test high performance computing, different processors and for benchmarking as well.

Chris Katje:

Awesome. So I mentioned that Pico works with 24 of the largest 25 banks. There was talk in the presentation of one of the areas of growth focusing on maybe some of the smaller customers, right? Like regional banks. So why could the smaller regional banks be important to get into Pico's ecosystem?

Jarrod Yuster:

Yeah, I mean, it's important because we provide services where these participants interact with each other. So we have eight different client segments on an almost daily basis, we get requests for banks to connect to venues or market makers, or for us to connect their clients to them. And for regional banks, we don't have the technology budgets that large top 25 bank institutions have. We not only can facilitate providing best of breed technology, but do it very cost effectively versus them doing it on their own.

Chris Katje:

And any time we talk FinTech companies, of course a big trend we've seen is cryptocurrency, right? So there's mention in the presentation that crypto data was one of the items added in 2020. Can you just share how does Pico help its customers with crypto data? And are there plans to further expand with cryptocurrency in the future?

Jarrod Yuster:

Yeah, so we view crypto as another asset class. And so we provide venue connectivity as well as real time and other forms of crypto data. The expansion into crypto actually came from two of our client segments. It was driven by market makers and it was driven by retail brokers. We're now starting to see banks and other institutions get approval and look to start to access and participate in that market as well. But it's really essentially just another asset class.

Chris Katje:

Perfect. Yeah. Love that answer there. Love seeing crypto data mentioned, I mean, obviously there's a world of opportunities in that market going forward. So I want to turn to financials. So revenue of 157 million last year, and the projection is to grow at a compounded annual rate of 25% over the next couple years when you make those projections, how much of that is based on organic and current customers and how much of it is based on maybe future customer wins and M&A?

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Jarrod Yuster:

Yeah. So those projections are all based off of organic growth. We're not including any M&A in those projections. And as far from a client perspective, we project 80% of our growth will come from existing clients. And we saw that over the last year and a half as well. Some of that was COVID related where it was a bit harder to add new clients. We did add 37 new logos last year, but it was good to be the incumbent. There are opportunities to grow with existing clients and we will continue through sales effectiveness to add more clients, but we anticipate significant opportunities with our existing clients to continue to grow.

Chris Katje:

Awesome. And then you did hit a little bit on international so the number of countries that you're in. So international revenue is expected to be 39% in fiscal 2021 and seeing strong growth in the APAC region. Can you talk a little bit, how do you forecast that international revenue growth? And do you see this turning into more of a 50/50 down the road?

Jarrod Yuster:

Yeah, so you're correct. We're just shy 40% internationally. And we've had north of 100% CAGR in Asia over the last three years. Tremendous opportunities in Asia. A lot of our clients in other regions are looking to leverage us. We're seeing more and more of our clients want a single, globally trusted, comprehensive partner versus having multiple partners in each region. So it ties back to that cross-selling into new geographic scopes. So with Asia, we've expanded pretty aggressively and invested heavily over the last several years. And we're seeing that come to fruition and more opportunities, but also when we expand to new geographies, it brings new clients as well. So we're seeing clients in Asia look to leverage us too, and there's not a lot of competition in Asia versus other regions. So we don't expect it to grow at the same pace it's been growing the last three years, but we do see it as a significant growth opportunity.

Chris Katje:

One area we always like to talk about with finances is recurring revenue, right? So I saw that mentioned in the presentation, can you break down what percent of Pico's revenue is currently recurring and is that an area of future growth as well?

Jarrod Yuster:

Yeah, so we're currently 65 to 70% recurring revenue. And we do expect that to grow to north of 70% over time. And our revenue model is based off of implementation fees. And then we move over once clients are logged into recurring revenue. The Corvil business, which we acquired two years ago, has a traditional classical hardware software at one time purchase and then 20% maintenance. So our revenue was actually prior to that north of 90%, and that had brought that down. We had recently introduced a SaaS model for Corvil analytics, and we're getting a lot of good interest there.

Chris Katje:

Yeah. We always love hearing about a SaaS model and recurring revenue here, definitely we'll keep an eye out on those. Another question here, Jarrod, we talk a lot about competition, right? So I guess first off, is there a direct competitor for Pico out there? And if so, how does Pico kind of differentiate itself from some of these other companies in the market?

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Jarrod Yuster:

Yeah, great question. So we don't have a specific one direct or competitor. It's sort of broad across the verticals. So with our foundational mission critical markets infrastructure, which consists of our financial services cloud across the 47 market centers and our global connectivity, that infrastructure, we have a certain set of competitors. And then we have generally different competitors in the higher margin, higher IP data and analytics space. And it is an interesting ecosystem because in certain areas in the data analytics space, some of our competitors use our product and some of them use our network as well.

Chris Katje:

Awesome. Well, Jarrod, I think that's going to do it for questions today. Really liked getting into all of this. It looks like we do have some chat questions though. So if you don't mind, we always like to get to some of those so I talked about revenue, I talked about the growth, but we do have a question about that P word out there. Cole wondering, are they profitable? Can you dive into net income a little bit for us?

Jarrod Yuster:

Yeah sure. So going back to 2017, in 2017, we grew 40%. We had 69 million revenue and we were profitable, north of $4 million in EBITDA. We met with our board later in that year to discuss goals for the future and put together a multi-year plan. We had just started to expand into Europe and it was pretty much a consensus with our board to focus on global expansion and to be globally comprehensive. There's this massive $131 billion TAM, total addressable market and the goal was really to invest and we've done that over the last three years. Those investments are tapering off. The expectation for CapEx is about 3% per year going forward. So additional revenue and additional clients will drop to our margin into the bottom line.

Chris Katje:

Awesome. Yeah. Thanks for that insight there and being fully transparent with us here on the show and Cole, thanks for that question. So again, everyone out there joining us on SPACs Attack today, we had Jarrod Yuster, the founder, the chairman, and co-CEO of Pico, that company going public with FTAC Athena Acquisition, ticker is FTAA. Jarrod, thanks so much for taking time out of your busy schedule and joining us on the show today.

Jarrod Yuster:

Thank you, Chris. Love your show. Have a great day. Thank you.

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